Exhibit 5.1

[LETTERHEAD OF O’MELVENY & MYERS LLP]

May 19, 2005

OmniVision Technologies, Inc.
1341 Orleans Drive
Sunnyvale, California 94089

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (“SEC”) on or about May 19, 2005 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 514,967 shares of your common stock, par value $0.001 per share (collectively, the “Shares”). We understand that the Shares are to be sold by the selling stockholders to the public from time to time as described in the Registration Statement.

     We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

     On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that the Shares, when issued in accordance with that certain Agreement and Plan of Merger, by and among OmniVision Technologies, Inc., Ski-Jump Acquisition Corp., R.C. Mercure, Jr., W. Thomas Cathey, Jr., Edward Dowski, Jr., CDM Optics, Inc. and R.C. Mercure, Jr. as representative of the CDM Optics, Inc. Securityholders, dated March 25, 2005, if sold by such stockholders in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

           Respectfully submitted,

                             /s/ O’MELVENY & MYERS LLP